                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c)or Rule 14a-12

                            Theragenics Corporation
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                            THERAGENICS CORPORATION
                          5203 BRISTOL INDUSTRIAL WAY
                             BUFORD, GEORGIA 30518

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

     You are cordially invited to attend the Annual Meeting of Stockholders of Theragenics Corporation (the "Company") to be held at 10:00 A.M., New York time, on Tuesday, May 8, 2001, at the Loews New York Hotel, 569 Lexington Avenue, New York, New York, 10022, for the following purposes:

        1. To elect two directors; and

        2. To consider and vote on a proposal to ratify the appointment of Grant Thornton LLP as independent public accountants.

     The Board of Directors has fixed the close of business on March 15, 2001, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the meeting.

                                           Sincerely,

                                           /s/ BRUCE W. SMITH

                                           Bruce W. Smith,
                                           Secretary

Buford, Georgia
March 26, 2001

                             YOUR VOTE IS IMPORTANT

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, YOU ARE REQUESTED TO FILL IN AND SIGN THE ENCLOSED FORM OF PROXY AND MAIL IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. IF YOU DO ATTEND THE MEETING AND DECIDE THAT YOU WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY.

     A TICKET MUST BE PRESENTED IN ORDER TO GAIN ADMISSION TO THE ANNUAL MEETING OF STOCKHOLDERS. IF YOU ARE PLANNING ON ATTENDING THE MEETING, PLEASE COMPLETE AND RETURN THE ENCLOSED ADMISSION TICKET REQUEST FORM IN ORDER TO RECEIVE YOUR ADMISSION TICKET. YOU WILL NOT BE MAILED AN ADMISSION TICKET. YOUR TICKET WILL BE AVAILABLE AT THE REGISTRATION TABLE ON MAY 8, 2001.

                            THERAGENICS CORPORATION
                          5203 BRISTOL INDUSTRIAL WAY
                             BUFORD, GEORGIA 30518
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Theragenics Corporation (the "Company") to be voted at the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 8, 2001, at the Loews New York Hotel, 569 Lexington Avenue, New York, New York, 10022, at 10:00 A.M., New York time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

     The Board of Directors has fixed the close of business on March 15, 2001, as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the forthcoming Annual Meeting of Stockholders or any adjournment thereof. Any person giving a proxy in the form accompanying this statement has the power to revoke it at any time prior to its exercise. A proxy may be revoked by attending and voting at the meeting, by giving a later proxy or by written notice to the Secretary of the Company received at the Company's offices at 5203 Bristol Industrial Way, Buford, Georgia, 30518, prior to the date of the Annual Meeting.

     When proxies are returned properly executed, the shares represented thereby will be voted as directed in the executed proxy. If the proxy is signed and returned but no choice is specified therein, it will be voted FOR the election of the nominees named therein and FOR each of the listed proposals.

     You will need a ticket to attend the Annual Meeting of Stockholders. If your shares are registered in your name and not in the name of a bank, broker or other third party, you may request an admission ticket by completing and returning the enclosed Admission Ticket Request Form. You will not be mailed an admission ticket. Your ticket will be available at the registration table on May 8, 2001.

     If your shares are not registered in your own name, please advise the bank, broker or other institution that holds your shares that you plan to attend the Annual Meeting of Stockholders. That firm must provide you with documentation showing that you owned your shares of the Company as of the record date March 15, 2001. This documentation may be either a copy of an account statement that shows you owned the shares on the record date or a letter from the firm that confirms you owned the shares on that date. Please include that documentation when you return the enclosed Admission Ticket Request form to the Company in order to receive an admission ticket.

     The expenses for soliciting proxies for the forthcoming Annual Meeting of Stockholders are to be paid by the Company. Solicitation of proxies may be made by means of personal calls upon, or telephonic or telegraphic communications with, stockholders or their personal representatives by directors, officers and employees of the Company, who will not be specially compensated for such services. The Company will reimburse brokers and other nominees for their reasonable expenses incurred in forwarding soliciting material to beneficial owners. It is anticipated that this Proxy Statement and enclosed Proxy will first be mailed to stockholders entitled to notice of and to vote at the Annual Meeting on or about March 26, 2001.

                VOTING SECURITIES AND PRINCIPAL SECURITY HOLDERS

     As of March 15, 2001, there were 29,584,629 shares of Common Stock, par value $.01 per share ("Common Stock") outstanding and entitled to vote at the Annual Meeting.

     The holders of Common Stock are entitled to vote as a single class and to one vote per share, exercisable in person or by proxy, at all meetings of stockholders. Holders of Common Stock do not have cumulative voting rights. Abstentions and "broker non-votes" are counted for purposes of determining the presence or absence of a quorum for the transaction of business but are not counted in determining the numbers of shares voted for or against any nominee for director or any proposal.

     The following table sets forth the ownership of the Company's Common Stock as of March 15, 2001, by each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, by each executive officer and director and by all executive officers and directors as a group:

                                                               AMOUNT AND
                                                               NATURE OF          PERCENTAGE OF
                                                               BENEFICIAL          COMMON STOCK
NAME OF BENEFICIAL OWNER                                      OWNERSHIP(1)        OUTSTANDING(2)
------------------------                                      ------------        --------------
Otis W. Brawley, M.D........................................     144,000(3)              *
Orwin L. Carter, Ph.D.......................................      98,500(4)              *
Earnest W. Deavenport, Jr...................................      26,000(5)
Patrick L. Flinn............................................      26,333(6)              *
John V. Herndon.............................................      56,000(7)              *
M. Christine Jacobs.........................................     524,000(8)            1.7%
Peter A.A. Saunders.........................................     110,000(9)              *
Bruce W. Smith..............................................     226,655(10)             *
All Directors and Officers as a Group (eight persons).......   1,211,488(11)           3.9%

---------------

  *  Less than 1%
 (1) Each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him or her, unless otherwise noted.
 (2) The percentage of shares of Common Stock is calculated assuming that the beneficial owner has exercised any conversion rights, options or other rights to subscribe held by such beneficial owner that are currently exercisable or exercisable within 60 days and that no other conversion rights, options or other rights to subscribe have been exercised by anyone else.
 (3) Includes 144,000 shares purchasable by Dr. Brawley within 60 days upon exercise of options.
 (4) Includes 64,000 shares purchasable by Dr. Carter within 60 days upon exercise of options.
 (5) Includes 16,000 shares purchasable by Mr. Deavenport within 60 days upon exercise of options.
 (6) Includes 25,333 shares purchasable by Mr. Flinn within 60 days upon exercise of options.
 (7) Includes 47,000 shares purchasable by Mr. Herndon within 60 days upon exercise of options.
 (8) Includes 441,105 shares purchasable by Ms. Jacobs within 60 days upon exercise of options.
 (9) Includes 80,000 shares purchasable by Mr. Saunders within 60 days upon exercise of options.
(10) Includes 86,000 shares purchasable by Mr. Smith within 60 days upon exercise of options.
(11) Includes 903,438 shares purchasable by all executive officers and directors as a group within 60 days upon exercise of options.

                              PROPOSAL NUMBER ONE

                             ELECTION OF DIRECTORS

     The Board of Directors of the Company is divided into three classes (Class I, Class II and Class III) with three directors in Class I, two directors in Class II and two directors in Class III. One class of directors is elected each year for a three-year term. Two directors, representing the Class III Directors, are to be elected at the Annual Meeting. These Class III Directors will serve until the Annual Meeting of Stockholders in 2004 or until their successors shall have been elected and qualified. The current Board of Directors has selected, and will cause to be nominated at the meeting, Orwin L. Carter, Ph.D. and M. Christine Jacobs, who upon election will comprise the Class III Directors of the Board of Directors.

     Provided that a quorum of stockholders is present at the meeting in person or by proxy, directors will be elected by a plurality of the votes cast at the meeting. Abstentions and "broker non-votes" will have no effect on the election of the directors. The persons named on the enclosed proxy card or their substitutes will vote all of the shares that they represent for the above-named nominees unless instructed otherwise on the proxy card. If at the time of the Annual Meeting of Stockholders any nominee is unable or declines to serve, the discretionary authority provided in the proxy will be exercised to vote for a substitute. Management has no reason to believe that a substitute nominee will be required.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROPOSAL.

     The directors and director nominees have supplied the Company with the following information concerning their age, principal employment, other directorships and positions with the Company:

          DIRECTOR/NOMINEE                  PRINCIPAL OCCUPATION AND OTHER INFORMATION
          ----------------                  ------------------------------------------
CLASS I DIRECTORS
Patrick L. Flinn                       Since 1996, Mr. Flinn has been a private investor and
Director since 1998                    consultant to various businesses and non-profit
Age: 59                                organizations. From July 1991 to January 1996, Mr.
                                       Flinn was Chairman, President and Chief Executive
                                       Officer of Bank South Corporation. Mr. Flinn is also
                                       a director of IRT Property Company, a real estate
                                       investment trust that is an owner, operator and
                                       redeveloper of neighborhood and community shopping
                                       centers.
John V. Herndon                        Mr. Herndon joined the Company in April 1987, as
Director since 1987                    Executive Vice President and in July 1989, was
Age: 60                                appointed President, Chief Executive Officer and
                                       Chairman of the Board of Directors of the Company. In
                                       August 1993, Mr. Herndon relinquished his role as
                                       Chief Executive Officer while retaining his position
                                       as Chairman of the Board of Directors of the Company.
                                       Mr. Herndon stepped down as Chairman of the Board in
                                       December 1994, and currently serves as a Director and
                                       Advisor-to-the-President.
Peter A.A. Saunders,                   Prior to his retirement, Mr. Saunders was
F.R.S.A. (Fellow of                    Owner/Chairman of PASS Consultants from 1988 to 1997,
Royal Society of Arts)                 a marketing and business consultancy company based in
Director since 1989                    the United Kingdom. From 1992 to 1994 he served as
Age: 59                                managing director of United Artists Communications
                                       (London-U.K.) Ltd. and from 1975 to 1988 Mr. Saunders
                                       held various executive and directorship positions
                                       with Allders Department Stores in the U.K. From 1993
                                       to 1998, Mr. Saunders was a non-executive director of
                                       Mayday University Hospital, a 700-bed hospital in
                                       London.

          DIRECTOR/NOMINEE                  PRINCIPAL OCCUPATION AND OTHER INFORMATION
          ----------------                  ------------------------------------------
CLASS II DIRECTORS
Otis W. Brawley, M.D.                  Since 1988, Dr. Brawley has been a Medical Oncologist
Director since 1995                    with the National Cancer Institute. Dr. Brawley is a
Age: 41                                Tenured Research Officer. He has designed a number of
                                       clinical trials and is especially interested in
                                       cancer prevention and cancer epidemiology. He has
                                       authored or co-authored more than 80 publications.
                                       Dr. Brawley also reviews for several prestigious
                                       publications.
Earnest W. Deavenport, Jr.             Mr. Deavenport is Chairman of the Board and Chief
Director since 2000                    Executive Officer of Eastman Chemical Company, a
Age: 63                                global chemical company with a broad portfolio of
                                       chemical, plastic, and fiber products. He joined
                                       Eastman in 1960, and was named President in 1989. He
                                       also served as Group Vice President of Eastman Kodak
                                       Company from 1989 through 1993. Mr. Deavenport is a
                                       member of the boards of directors of AmSouth
                                       Bancorporation, Milliken & Company and King
                                       Pharmaceuticals. He also serves as a director of the
                                       American Plastics Council and the National
                                       Association of Manufacturers, on the Board of
                                       Trustees of the Malcolm Baldridge National Quality
                                       Award Foundation, on the policy committee of the
                                       Business Roundtable and the Board and Executive
                                       Committee of the American Chemistry Council.
CLASS III DIRECTOR NOMINEES
Orwin L. Carter, Ph.D.                 Prior to his retirement in 1999, Dr. Carter served as
Director since 1991                    Vice President of Finance and Administration for
Age: 58                                Hamline University. Dr. Carter was employed by
                                       Hamline from 1996 to 1999. From March 1995 to August
                                       1997, Dr. Carter served as a consultant with INCSTAR
                                       Corporation, a manufacturer of in vitro diagnostic
                                       test kits and an affiliate of Sorin Biomedica. From
                                       1989 to September 1994, Dr. Carter served INCSTAR in
                                       various capacities including Chairman, Chief
                                       Executive Officer and President. Dr. Carter also
                                       currently serves on the Board of Directors of
                                       Lifecore Biomedical, Inc., a manufacturer and
                                       marketer of medical and surgical devices.
M. Christine Jacobs                    Since 1992, Ms. Jacobs has been President and Chief
Director since 1992                    Operating Officer of the Company, and in August 1993,
Age: 50                                Ms. Jacobs was promoted to the position of Chief
                                       Executive Officer while retaining the position of
                                       President. In 1997 Ms. Jacobs was elected Co-Chairman
                                       and in 1998 she was elected Chairman. Ms. Jacobs is
                                       also a director of McKesson HBOC, a healthcare
                                       services company that provides pharmaceutical supply
                                       management and information technology to the
                                       healthcare industry.

     The Board of Directors held four meetings during 2000 and acted by unanimous written consent in lieu of meetings twice. All members participated in all meetings.

     The Board of Directors has established four standing committees and has assigned certain responsibilities to each of those committees.

     The Audit Committee met three times during 2000. The Audit Committee maintains direct lines of communications between the Board of Directors, the external auditors and the Company's financial management; monitors the adequacy and effectiveness of the external audit function and the financial management of the Company, and; understands, assesses and monitors the control environment and reporting to stockholders. The Audit Committee is composed of Dr. Carter, Mr. Flinn and Mr. Saunders, each of whom attended all meetings.

     The Compensation Committee met twice during 2000. The Compensation Committee makes recommendations concerning remuneration of the Company's Chief Executive Officer. The Compensation Committee is composed of Dr. Brawley and Mr. Flinn, each of whom attended all the meetings.

     The Nominating Committee met once and acted by unanimous written consent in lieu of a meeting once during 2000. The Nominating Committee evaluates and makes recommendations as to individuals believed to be best qualified and willing to fill vacancies on the Board of Directors. The Nominating Committee is composed of Mr. Flinn, Mr. Herndon and Ms. Jacobs, all of whom attended the meeting.

     The Stock Option Committee met once and acted by unanimous written consent in lieu of meetings twice during 2000. The Stock Option Committee administers the Company's stock option plans and determines the conditions and amounts of options granted under these plans. The Stock Option Committee is composed of Dr. Brawley, Dr. Carter, Mr. Flinn and Mr. Saunders, who are all non-employee directors of the Company, each of whom attended the meeting.

                               EXECUTIVE OFFICERS

     The executive officers of the Company and their age, position with the Company and business experience for the past five years are set forth in the table below.

              EXECUTIVE OFFICER                        OFFICE AND OTHER INFORMATION
              -----------------                        ----------------------------
M. Christine Jacobs                            President and Chief Executive Officer since
Age: 50                                        1993. See information above under Class III
                                               Directors.

Bruce W. Smith                                 Mr. Smith has served as Executive
Age: 48                                        Vice-President of the Company since 1998. Mr.
                                               Smith joined the Company in 1987, and has
                                               served as the Company's Chief Financial
                                               Officer, Secretary and Treasurer since 1989.
                                               Mr. Smith serves as a director of the Georgia
                                               Biomedical Partnership, a 501(c)(3)
                                               organization.

                         REMUNERATION AND OTHER MATTERS

EXECUTIVE COMPENSATION

     The following table summarizes the compensation paid by the Company for services rendered during the years indicated to each of the Company's executive officers whose total salary and bonus exceeded $100,000 during fiscal 2000. All share amounts have been adjusted to account for a 2-for-1 stock split implemented through a stock dividend as of April 15, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                            COMPENSATION
                                                                            ------------
                                      ANNUAL COMPENSATION       OTHER        SECURITIES          ALL
          NAME AND                    --------------------      ANNUAL       UNDERLYING         OTHER
     PRINCIPAL POSITION        YEAR   SALARY(1)    BONUS     COMPENSATION     OPTIONS      COMPENSATION(4)
     ------------------        ----   ---------   --------   ------------   ------------   ---------------
M. Christine Jacobs(2).......  2000   $375,924    $189,475        (3)              --          $2,859
  President & Chief            1999   $346,646    $181,470        (3)         180,000          $  660
  Executive Officer            1998   $218,852    $289,800        (3)              --          $  783
Bruce W. Smith...............  2000   $186,047    $ 10,000        (3)              --          $2,342
  Secretary, Treasurer         1999   $168,034    $ 25,000        (3)          50,000          $  696
  Chief Financial              1998   $145,655    $     --        (3)              --          $  592
  Officer & Executive
  Vice-President

---------------

(1) Includes amounts deferred under the 401(k) feature of the Company's Employee Savings Plan.
(2) For Ms. Jacobs, 1999 and 2000 salary includes $35,000 payable annually for use in producing retirement income, in accordance with her employment contract.
(3) Ms. Jacobs and Mr. Smith had no Other Annual Compensation in excess of $50,000 or 10% of annual salary and bonus.
(4) All Other Compensation includes premiums on term life insurance policies and Company matching contributions under the Company's 401(k) plan.

     Options. No stock options were granted to Ms. Jacobs or Mr. Smith during fiscal 2000. The following table sets forth information concerning options exercised during 2000 and the value of unexercised options as of December 31, 2000, held by Ms. Jacobs and Mr. Smith. No stock appreciation rights have ever been issued by the Company.

                        OPTION EXERCISES IN FISCAL 2000
                    AND FISCAL YEAR-END OPTION VALUES TABLE

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                          SHARES                                   OPTIONS ON              IN-THE-MONEY OPTIONS ON
                         ACQUIRED                              DECEMBER 31, 2000              DECEMBER 31, 2000
NAME                    ON EXERCISE   VALUE REALIZED(1)    EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE(2)
----                    -----------   -----------------    -------------------------     ----------------------------
M. Christine Jacobs...    82,895          $191,695              441,105/120,000                  $326,305/$0
Bruce W. Smith........        --                --                86,000/80,000                  $ 37,000/$0

---------------

(1) An individual, upon exercise of an option, does not receive cash equal to the amount contained in the Value Realized column of this table. Instead, the amounts contained in the Value Realized column reflect the increase in the price of Company Common Stock from the option grant date to the option exercise date. No cash is realized until the shares received upon exercise of an option are sold.
(2) Based on $5.00 per share, the December 31, 2000, closing price as quoted on the New York Stock Exchange.

  Executive Employment Agreements

     The Company has an agreement with Ms. Jacobs, dated April 13, 2000, which provides for her employment for the period commencing April 13, 2000 through April 13, 2003, subject to automatic renewal each April 13 so that the then current term will be three years. This agreement provides for an annual base salary of at least $300,000, subject to review at least annually for possible increases, (the current rate of Ms. Jacobs' annual base salary is $350,000) plus an annual bonus determined under a bonus plan established by the Compensation Committee of the Board of Directors. The Compensation Committee will determine the amount of the bonus. The agreement also entitles Ms. Jacobs to annual perquisites of up to $40,000, and $35,000 annually for use in producing retirement income. In the event Ms. Jacobs' employment is terminated without Cause, she terminates her own employment for Good Reason (as such terms are defined in the agreement), or the agreement expires because of nonrenewal by the Company, she is entitled to certain severance benefits in addition to accrued obligations (as such terms are defined in the agreement). These severance benefits include a payment of two times the sum of her annual base pay plus bonus paid in the most recent fiscal year (if the termination is within one year of a Change in Control of the Company, as defined in the agreement, this amount is changed to three times the sum of her annual base pay plus average bonus in the last three fiscal years), full vesting of all stock options and any other stock grants, and continuation of other employee benefits for two years from the date of termination. The agreement provides that if any change in control payments or benefits are parachute payments subject to excise tax, the Company will pay an additional amount to Ms. Jacobs to put her in the same after tax position as if no excise tax had been incurred.

     The Company has an agreement with Mr. Smith, dated January 1, 1999, and amended June 29, 1999, which provides for his employment for the period commencing January 1, 1999, through January 1, 2004, subject to automatic renewal January 1, 2003, and each January 1 thereafter for an additional year, so that the term as of each renewal date will be for two years. This agreement provides for an annual base salary of at least $150,000, subject to review at least annually for possible increases (the current rate of Mr. Smith's annual base salary is $200,000), discretionary annual bonuses up to 20% of base salary, and certain other perquisites. In addition, in the event the Company terminates Mr. Smith's employment without Cause, or Mr. Smith terminates his employment for Good Reason (as such terms are defined in the agreement), the Company is obligated to pay Mr. Smith as severance his annual base salary for two years after termination of employment.

     Both Ms. Jacobs' and Mr. Smith's agreements contain provisions, which are intended to restrict each from competing with the Company by performing similar services for a competitor, soliciting customers to a competing business, or soliciting the Company's employees. These provisions apply during the term of each agreement and for two years after termination.

  Director Compensation.

     Directors who are not officers of the Company receive $2,500 per quarter, and $1,000 for attending each Board meeting and $500 for attending each Committee meeting. In addition to cash compensation, each director who is not an officer of the Company will be granted upon his or her election or reelection to a three-year term as a director, an option to purchase 48,000 shares (which has been adjusted to account for a 2-for-1 stock split implemented through a stock dividend as of April 15, 1998) of Common Stock at an exercise price equal to the fair market value of the Common Stock as of the date of election or reelection. Each option shall vest as to 16,000 shares at the end of each year of service in the director's three-year term.

  Board Compensation Committee Report on Executive Compensation.

     The Compensation Committee sets only the compensation of the Chief Executive Officer. Compensation of other executive officers is set by the Chief Executive Officer based on a structure similar to that established by the Compensation Committee for compensation of the Chief Executive Officer, except that stock options are awarded by the Stock Option Committee of the Board of Directors. The Compensation Committee has a policy that a significant portion of the Chief Executive Officer's pay should be related to the performance of the Company and the Chief Executive Officer's contribution to that performance. In determining the amount and type of compensation, the Committee's goal is to provide a package that is competitive with the marketplace while placing a substantial portion of the Chief Executive Officer's compensation "at risk" by tying it to both short-term and long-term measures of the Company's performance.

     In determining the Chief Executive Officer's performance bonus for 2000 the compensation committee reviewed the accomplishments of Ms. Jacobs and the Company for the year. These accomplishments included the following: the application and collection of a $5.4 million minimum purchase payment from Indigo Medical, Inc. without resorting to legal or acrimonious measures; the efficient and effective handling of the Indigo termination to minimize disruption to the marketplace; the rapid and decisive shift of marketing strategies to one of non-exclusive TheraSeed(R) distribution partners upon recognizing a potential end of the Indigo Sales and Marketing Agreement; the successful execution of the first phase of the non-exclusive TheraSeed(R) distribution strategy including the signing of four significant distributors within 60 days of Indigo's notice of termination; the on-time and on-budget progress made on the construction of the Company's Oak Ridge facilities; progress made on research and development programs, including the creation of four distinct product teams, the filing of patent applications based on research and development underway, the alignment with a major research organization to pursue restenosis studies, and the ramp-up and completion of restenosis studies yielding promising preliminary results; Ms. Jacobs' continuing success in supporting Medicare reimbursement for brachytherapy, her success in personally responding to reimbursement threats and establishing effective channels through which to promote brachytherapy; Ms. Jacobs' recognition as the brachytherapy industry thought leader; and Ms. Jacobs' tireless activities in support of brachytherapy and TheraSeed(R) as especially evidenced by her media exposure and interaction with high profile individuals in their choice of TheraSeed(R) and support of brachytherapy. Accordingly, the compensation committee awarded Ms. Jacobs a discretionary performance bonus of $65,000 for the year ended December 31, 2000. In addition, Ms. Jacobs also received a bonus of $124,475 that was calculated pursuant to a preestablished formula based solely on the financial results of the Company for fiscal 2000. The committee believes these bonuses are commensurate with the contribution of the Chief Executive Officer to the aforementioned accomplishments, and the impact these accomplishments should have on the long-term success of the Company.

     It is also the Committee's responsibility to address issues raised by
Section 162(m) of the Internal Revenue Code. The revisions to this section made certain non-performance-based compensation in excess of $1,000,000 to executives of public companies nondeductible to the companies beginning in 1994. The Committee has reviewed these issues and has determined that no portion of compensation payable to any executive officer for 2000 is nondeductible.

     Submitted by the Members of the Compensation Committee:

                                  Otis W. Brawley, M.D.
                                  Patrick L. Flinn

     The Stock Option Committee of the Board of Directors administers the Company's stock option plans and determines the terms of options granted under these plans. These plans form the basis of the Company's long-term incentive compensation plan. The Stock Option Committee believes that placing a portion of executives' compensation in the form of stock options achieves three objectives. It aligns the interest of the Company's executives directly with those of the Company's stockholders, gives executives a significant long-term interest in the Company's success and helps the Company retain key executives. In determining the number and terms of options to grant an executive, the Stock Option Committee primarily considers the executive's past performance as an indicator of future performance and the degree to which an incentive for long-term performance would benefit the Company. Based on these factors, in relatively equal proportions, in

1999 the Stock Option Committee awarded 180,000 options to Ms. Jacobs and 50,000 options to Mr. Smith. No stock options were awarded to Ms. Jacobs or Mr. Smith in 1998 or 2000.

     Submitted by Members of the Stock Option Committee:

                                  Otis W. Brawley, M.D.
                                  Orwin L. Carter, Ph.D.
                                  Patrick L. Flinn
                                  Peter A.A. Saunders

AUDIT COMMITTEE REPORT

     The Audit Committee reports as follows with respect to the audit of the Company's 2000 audited financial statements:

     - the Committee has reviewed and discussed the Company's 2000 audited financial statements with its management,

     - the Committee has discussed with the independent auditors, Grant Thornton LLP, the matters required to be discussed by SAS 61, which include, among other items, matters related to the conduct of the audit of the Company's financial statements,

     - the Committee has received written disclosures and the letter from the independent auditors required by ISB Standard No. 1 (which relates to the auditors' independence from the Company and its related entities) and has discussed with the auditors their independence from the Company, and

     - based on review and discussions of the Company's 2000 audited financial statements with management and discussions with the independent auditors, the Audit Committee has recommended to the Board of Directors that the Company's 2000 audited financial statements be included in its Annual Report on Form 10-K.

March 26, 2001

Audit Committee
Orwin L Carter, Ph.D.
Patrick L. Flinn
Peter A.A. Saunders

AUDIT COMMITTEE CHARTER

     The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached to this Proxy Statement as Exhibit A. The Board of Directors reviews and approves changes to the Audit Committee Charter annually.

INDEPENDENCE OF AUDIT COMMITTEE MEMBERS

     The Company's Audit Committee is comprised of Orwin L. Carter, Ph.D., Patrick L. Flinn and Peter A.A. Saunders. Each of these members meets the requirements for independence as defined by the applicable NYSE standards.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the performance of the Company's Common Stock to the performance of the New York Stock Exchange Composite Index and the S&P SmallCap 600 group of companies, Medical Products and Supplies sector, of which the Company is a part. The graph assumes that $100 was invested on December 31, 1995, in the Company's Common Stock and each of the indices and that all dividends were reinvested.

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURNS

                                                                                                            S&P SMALLCAP 600,
                                                                                                          MEDICAL PRODUCTS AND
                                                 THERAGENICS CORPORATION      NYSE COMPOSITE INDEX         SUPPLIES SECTOR (1)
                                                 -----------------------      --------------------        --------------------
1995                                                       100                         100                         100
1996                                                       191                         121                         104
1997                                                       303                         161                         115
1998                                                       275                         193                         102
1999                                                       153                         212                         110
2000                                                        84                         221                         148

---------------

(1) Based on information for a self-constructed peer group of the S&P SmallCap 600 group of companies, Medical Products and Supplies sector, as published by Standard and Poor's, which includes the following companies, but from which the Company has been excluded:

     Arthrocare Corp., Conmed Corporation, Cooper Companies, Inc., Cygnus, Inc., Datascope Corporation, Diagnostic Products Corporation, Hologic, Inc., Invacare Corporation, Mentor Corporation, Osteotech, Inc., ResMed, Inc., Respironics, Inc., Sola International, Inc., Spacelabs Medical, Inc., Sybron Dental Specialities, Inc., Syncor International Corporation, Varian Medical Systems, Inc., and Vital Signs, Inc.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee currently consists of Dr. Brawley and Mr. Flinn, non-executive directors of the Company. Ms. Jacobs serves on the Compensation Committee of McKesson HBOC. No other executive officer of the Company serves or served on the Compensation Committee of another entity. No executive officer of the Company serves or served as a director of another entity who has or had an executive officer serving on the Board of Directors of the Company.

                              PROPOSAL NUMBER TWO

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Stockholders will be asked to vote for a proposal to ratify the appointment of Grant Thornton LLP as the independent public accountants of the Company for the fiscal year ending December 31, 2001. Grant Thornton LLP has been the independent public accountants for the Company since fiscal year 1989. If the stockholders, by affirmative vote of the holders of a majority of the votes cast, do not ratify this appointment, the Board of Directors will reconsider its action and select other independent public accountants without further stockholder action. Abstentions and broker non-votes will have no effect on Proposal Two.

     A representative of Grant Thornton LLP is expected to be present at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement if such representative desires to do so.

     Audit Fees. In connection with services rendered for the audit of the Company's annual financial statements and the review of the Company's interim financial statements, the Company has estimated that its total audit fees for fiscal year 2000 were approximately $53,000. This figure is based on an estimate provided by our accountants, Grant Thornton LLP, and includes fees for services that were billed to the Company in fiscal year 2001 in connection with the 2000 fiscal year audit.

     Financial Information Systems Design and Implementation Fees. The Company did not retain its principal accountant to perform Financial Information Systems Design or Implementation services in fiscal year 2000.

     Other Fees. During fiscal year 2000, the Company was billed approximately $54,000 by its principal accountants for services not described above. These "Other Fees" were primarily for tax compliance services, tax planning and the audit of an employee benefit plan.

     The Audit Committee has considered the provision of non-audit services by our principal accountants and has determined that the provision of such services were consistent with maintaining the independence of the Company's principal accountants.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934, officers, directors, and beneficial owners of more than ten percent of the outstanding Common Stock are required to file reports with the Securities and Exchange Commission reporting their beneficial ownership of the Common Stock at the time they become subject to the reporting requirements and changes in beneficial ownership occurring thereafter. Based on a review of the reports submitted to the Company and written representations from persons known to the Company to be subject to these reporting requirements, the Company believes that its executive officers and directors complied with the Section 16(a) requirements during fiscal 2000.

                             STOCKHOLDERS PROPOSALS

     Stockholders of Theragenics may submit proposals for inclusion in the proxy materials. These proposals must meet the stockholder eligibility and other requirements of the Securities and Exchange Commission. In order to be included in the Company's 2002 proxy material, a stockholder's proposal must be received not later than November 26, 2001, at Theragenics Corporation offices, 5203 Bristol Industrial Way, Buford, Georgia 30518, ATTN: Secretary.

     In addition, Theragenics' By-Laws provide that in order for business to be brought before the Annual Meeting, a stockholder must deliver or mail written notice to the principal executive offices of the Company, which written notice is received not less than 60 days nor more than 90 days prior to the date of the meeting. The notice must state the stockholder's name, address, number and class of shares of Theragenics stock held, and briefly describe the business to be brought before the meeting, the reasons for conducting such business at the Annual Meeting, and any material interest of the stockholder in the proposal.

     The By-Laws also provide that if a stockholder intends to nominate a candidate for election as a director, the stockholder must deliver written notice of his or her intention to the Secretary of the Company. The notice must be received not less than 60 days nor more than 90 days before the date of the meeting of stockholders. The notice must set forth the name and address of, and the number of shares owned by, the stockholder (and that of any other stockholder known to be supporting said nominee). The notice must also set forth the name of the nominee for election as a director, the age of the nominee, the nominee's business address and experience during the past five years, the number of shares of stock of the Company beneficially held by the nominee, and such other information concerning the nominee as would be required to be included in a proxy statement soliciting proxies for the election of the nominee. In addition, the notice must include the consent of the nominee to serve as a Director of Theragenics if elected.

                                 MISCELLANEOUS

     THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES, TO ANY RECORD OR BENEFICIAL OWNER OF ITS COMMON STOCK AS OF MARCH 15, 2001, WHO REQUESTS A COPY OF SUCH REPORT. ANY REQUEST FOR THE 10-K REPORT SHOULD BE IN WRITING ADDRESSED TO: DIRECTOR OF INVESTOR RELATIONS, THERAGENICS CORPORATION, 5203 BRISTOL INDUSTRIAL WAY, BUFORD, GEORGIA 30518. IF THE PERSON REQUESTING THE REPORT WAS NOT A STOCKHOLDER OF RECORD ON MARCH 15, 2001, THE REQUEST MUST INCLUDE A REPRESENTATION THAT SUCH PERSON WAS A BENEFICIAL OWNER OF COMMON STOCK OF THE COMPANY ON THAT DATE. COPIES OF ANY EXHIBITS TO THE FORM 10-K WILL BE FURNISHED ON REQUEST AND UPON PAYMENT OF THE COMPANY'S EXPENSES IN FURNISHING SUCH EXHIBITS.

                                 OTHER MATTERS

     Management is not aware of any matters to be presented for action at the meeting other than those set forth in this Proxy Statement. However, should any other business properly come before the meeting, or any adjournment thereof, the enclosed Proxy confers upon the persons entitled to vote the shares represented by such Proxy discretionary authority to vote the same in respect of any such other business in accordance with their best judgment in the interest of the Company.

Buford, Georgia
March 26, 2001

                                   EXHIBIT A

                            AUDIT COMMITTEE CHARTER

AUDIT COMMITTEE CHARTER

  Purpose and Objectives

     The primary responsibility for the financial reporting and internal control structure is vested in the Company's management and is overseen by the Board of Directors. The Audit Committee is a standing committee of the Board established to:

     - maintain direct lines of communications between the Board, the external auditors and the financial management team,

     - monitor adequacy and effectiveness of the external audit function, and the financial management of the corporation, and

     - understand, assess, and monitor the control environment and the reporting to stockholders.

  Membership and Meetings

     The Committee shall consist of independent directors appointed by the Board of Directors. The Committee shall be composed of at least two directors and shall meet no less than two times annually. A chairman shall be elected by the membership of the Audit Committee.

  Authority

     The Committee shall have the authority to specify independent counsel, accountants or others for consideration by the Board of Directors to assist the Committee in the conduct of its responsibilities. The Committee shall have the authority to conduct or authorize investigations into any matters within the Committee's scope of responsibilities.

     The Committee shall have full, unrestricted access to company personnel and records and will be provided the necessary resources to accomplish its purpose and objectives.

  Reporting

     At the next scheduled meeting following each audit committee meeting, the Committee will report to the full Board concerning the activities and findings of the Committee. Minutes shall be written for each committee meeting and shall be sent to all members of the Board of Directors.

  Responsibilities

     The following are the primary responsibilities of the committee:

     1. Review the Company's selection of independent public accountants for the annual audit, giving consideration to independence, competence, effectiveness and cost.

     2. Approve, in advance, the planned scope of the examination of the Company's financial statements by the independent accountants and, following the audit, verify that the planned scope was completed.

     3. Review with management and the external auditors the areas of exposure and significant risks and the steps management has taken to monitor and minimize those risks.

     4. Review non-audit services preformed by the independent accountants. Review management's evaluation of factors relating to the independence of the independent accountants considering the nature and extent of such services to be performed. Obtain and review independence correspondence from independent accountants. Based on the information received from management and independent accountants, evaluate the independence of the independent accountants.

     5. Review with the independent accountants, their recommendations resulting from the audit to be sure that appropriate actions are taken by management.

     6. Meet privately, at least annually, with the independent accountants to review the Company's internal controls, accounting policies and procedures, and the cooperation and competence of management during the audit. Following the independent accountants' review of the Company's quarterly financial statements, discuss with the independent accountants the results of their review.

     7. Review with management the ability of the Company's systems of internal control to provide reasonable assurance that assets are safeguarded, prescribed policies and procedures are followed and transactions are properly recorded and reported.

PROXY
                            THERAGENICS CORPORATION
                          5203 BRISTOL INDUSTRIAL WAY
                             BUFORD, GEORGIA 30518
                         PROXY/VOTING INSTRUCTIONS CARD
             PROXY -- ANNUAL MEETING OF STOCKHOLDERS -- MAY 8, 2001
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Ms. M. Christine Jacobs and Mr. Bruce W. Smith, or either of them (the "Proxies"), as the undersigned's proxy or proxies, each with the power to appoint her/his substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of Theragenics Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 8, 2001, or any adjournment thereof.

   A TICKET MUST BE PRESENTED IN ORDER TO GAIN ADMISSION TO THE ANNUAL MEETING OF STOCKHOLDERS. IF YOU ARE PLANNING ON ATTENDING THE MEETING, PLEASE COMPLETE AND RETURN THE ENCLOSED ADMISSION TICKET REQUEST FORM IN ORDER TO RECEIVE YOUR ADMISSION TICKET. YOU WILL NOT BE MAILED AN ADMISSION TICKET. YOUR TICKET WILL BE AVAILABLE AT THE REGISTRATION TABLE ON MAY 8, 2001.

           PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE -- [X]

1. ELECTION OF DIRECTORS
   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE
 LIST BELOW.)
   [ ] FOR the nominees listed below                          [ ] WITHHOLD AUTHORITY to vote for the nominees listed below
                                Nominees: Orwin L. Carter, Ph.D.       M. Christine Jacobs
                                               (CONTINUED ON REVERSE SIDE)

2. PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE
   FISCAL YEAR ENDING DECEMBER 31, 2001.
                                    [ ] FOR                     [ ] AGAINST                     [ ] ABSTAIN

3. IN THEIR DISCRETION, THE PROXIES, OR EITHER OF THEM, ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

                                                  This proxy when properly
                                                  executed will be voted in the
                                                  manner directed herein by the
                                                  undersigned stockholder. If no
                                                  direction is made, this proxy
                                                  will be voted in favor of
                                                  Orwin L. Carter, Ph.D. and M.
                                                  Christine Jacobs, for election
                                                  as directors and FOR Proposal
                                                  2.

                                                  Date
                                                  ------------------------------

                                                  ------------------------------
                                                  Signature(s)

                                                  ------------------------------

  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.

                            ADMISSION TICKET REQUEST

                            THERAGENICS CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
              10:00 A.M., NEW YORK CITY TIME, TUESDAY, MAY 8, 2001

     You will need a ticket to attend the Annual Meeting of Stockholders. If your shares are registered in your name and not in the name of a bank, broker or other third party, you may request an admission ticket by completing and returning the Admission Ticket Request Form printed below. You will not be mailed an admission ticket. Your ticket will be available at the registration table on May 8, 2001.

     If your shares are not registered in your own name, please advise the bank, broker or other institution that holds your shares that you plan to attend the Annual Meeting of Stockholders. That firm must provide you with documentation showing that you owned your shares of the Company as of the record date March 15, 2001. This documentation may be either a copy of an account statement that shows you owned the shares on the record date or a letter from the firm that confirms you owned the shares on that date. Please include that documentation when you return this Admission Ticket Request form to the Company in order to receive an admission ticket.

                              FOLD AND DETACH HERE

--------------------------------------------------------------------------------

                            ADMISSION TICKET REQUEST

                            THERAGENICS CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
              10:00 A.M., NEW YORK CITY TIME, TUESDAY, MAY 8, 2001

     If you plan to attend the 2001 Annual Meeting of Stockholders, which will be held at the Loews New York Hotel, 569 Lexington Avenue, New York, NY 10022, you may request an admission ticket for yourself by completing and returning this form. Admission tickets will be available at the registration table on May 8, 2001.

Shareholder Name (Please Print): _______________________________________________

   Additional Admission Tickets requested for the following additional family members:

________________________________________________________________________________

Number of shares owned: ________________________________________________________

Address: _______________________________________________________________________

City: __________________________________  State: ________ Zip Code: ____________